Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-199844 and Forms S-8 Nos, 333-191674, 333-204020 and 333-205040) of QTS Realty Trust, Inc. (the “Company”) of our report dated April 15, 2015, relating to our audit of the consolidated financial statements of Carpathia Acquisition, Inc. and subsidiaries as of and for the year ended December 31, 2014, included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2015.

/s/ RSM US LLP (Formerly, McGladrey LLP)

McLean, Virginia

November 23, 2015